LEO MOTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2017

(AMOUNTS EXPRESSED IN US DOLLAR)

UNAUDITED

	Registrant
	Historical	Adjustments		Pro Forma
ASSETS
Cash and equivalents	344,314	$(13,899)	(a)	$330,415
Receivables	612,617	(15,060)	(b)	597,557
Inventories	1,195,949	(172,437)	(c)	1,023,513
Other current assets	1,316,476	(271,342)	(d)	1,045,134
Property, plant and equipment	430,058	(17,377)	(e)	412,681
Investment in Subsidiaries	-	204,755	(f)	204,755
Deposits and other assets	689,941	(257,966)	(g)	431,975
Total assets	4,589,356	(257,966)		4,046,031

LIABILITIES
Accounts payable and accruals	5,086,818	(1,394,808)	(h)	3,692,011
Taxes payable	1,825,427	(967,169)	(i)	858,258
Long-Term accruals	364,169	(116,537)	(j)	247,632
Long-Term debt	290,918	-		290,918
Total liabilities	7,567,352	(2,478,514)		5,088,818

EQUITY
Common stock	175,019	-		175,019
Additional paid-in capital	21,678,402	-		21,678,402
Other comprehensive income	818,309	777,580	(k)	1,595,888
Retained earnings	32,229,453	953,983	(l)	(31,275,470)
Total equity	(9,557,723)	1,731,563		(7,826,161)
Non-controlling interest	6,579,748	(203,625)	(m)	6,783,373
Total liabilities and equity	4,589,356	(543,325)		4,046,031

LEO MOTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TWELVEMONTHS ENDED DECEMBER 31, 2017

(AMOUNTS EXPRESSED IN US DOLLAR)

UNAUDITED

	Registrant
	Historical	Adjustments		Pro Forma

Revenue	$2,863,223	$(2,417,479)	(n)	$445,744
Cost of goods sold	2,217,178	(2,234,891)	(o)	(17,713)
Operating expenses	4,199,987	3,084,043	(p)	3,292,778
Other income and expense	153,569	(349,455)	(q)	(247,073)
Income tax expense	(5,716)	-		5,716
Non-controlling interest	952,854	363,729	(r)	(589,125)
Net income (loss)	(2,453,236)	11,851		(2,492,985)

EPS information not included

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

On April 1, 2018, the Company sold one percent (1%) each of its fifty percent (50%) ownership in three subsidiaries making their investment in each of the three subsidiaries forty-nine percent (49%). As a result, the entities are no longer consolidated but accounted for on the equity method. The above pro forma financial statements reflect the financial statements as of December 31, 2017 and for the twelve months ended December 31, 2017as the historical numbers with adjustments to get to the pro forma column as if the subsidiaries were accounted for on the equity method for the full twelve months in 2017.

(a)This represents the change in cash due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(b)This represents the change in receivables due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(c)This represents the change in inventories due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(d)This represents the change in other current assets due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(e)This represents the change in property, plant and equipment due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(f)This represents the equity investment in subsidiaries due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method. Two of the subsidiaries had continual losses and no net revenue is considered likely in the short term so those two subsidiaries equity investment was written down to zero. This figure represents the equity investment of the third subsidiary increased by the Company’s portion of income for the twelve months ended 2017.

(g)This represents the change in deposits and other assets due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(h)This represents the change in accounts payable and accruals due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(i)This represents the change in taxes payable due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(j)This represents the change in long term accruals due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(k)This represents the change in taxes payable due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(l)This represents the change in other comprehensive income due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(m)This represents the change in retained earnings due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(n)This represents the change in non-controlling interest due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(o)This represents the change in revenue due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(p)This represents the change in cost of goods sold due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(q)This represents the change in operating expenses due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(r)This represents the change in other income and expense due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.

(s)This represents the change in non-controlling interest portion of net loss due to the subsidiaries no longer being consolidated but treated as an investment based upon the equity method.